Exhibit 99.3

STANDARD PACIFIC CORP.
ATTN: MICHELLE VARELA
15360 BARRANCA PARKWAY
IRVINE, CA 92618
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
1 OF 2
1 1
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
NAME
THE COMPANY NAME INC. - COMMON
THE COMPANY NAME INC. - CLASS A
THE COMPANY NAME INC. - CLASS B
THE COMPANY NAME INC. - CLASS C
THE COMPANY NAME INC. - CLASS D
THE COMPANY NAME INC. - CLASS E
THE COMPANY NAME INC. - CLASS F
THE COMPANY NAME INC. - 401 K
CONTROL # 0000000000000000
SHARES 123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
0000254334_1 R1.0.0.51160
0000000000
02
The Board of Directors recommends you vote FOR proposals 1 through 9.
For Against Abstain
1 Adoption of the Amended and Restated Agreement and Plan of Merger, dated as of June 14, 2015 by and among Standard Pacific and The Ryland Group, Inc.
2 Approval of the issuance of shares of Surviving Corporation common stock to Ryland stockholders pursuant to the merger.
3 Adoption of the Surviving Corporation’s amended and restated certificate of incorporation to, among other things, effect a 1-for-5 reverse stock split.
4 Adoption the Surviving Corporation’s amended and restated certificate of incorporation to allow for a special meeting of stockholders to be called upon the written request of one or more stockholders representing at least a majority of the voting stock entitled to vote on the matter or matters to be brought before the proposed special meeting.
5 Adoption of the Surviving Corporation’s amended and restated certificate of incorporation to allow for stockholder action by unanimous written consent.
For Against Abstain
6 Adoption of the Surviving Corporation’s amended and restated certificate of incorporation to provide exclusive forum for certain legal proceedings in Delaware.
7 Adoption of the Surviving Corporation’s amended and restated bylaws.
8 The approval, on an advisory (non-binding) basis, of the specified compensatory arrangements between Standard Pacific and its named executive officers relating to the proposed merger with Ryland.
9 The approval of the adjournment of the Standard Pacific special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.
NOTE: Such other business as may properly come before the meeting or any postponement or adjournment.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
JOB #
Signature (Joint Owners) Date
SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .
STANDARD PACIFIC CORP.
Special Meeting of Stockholders
             2015 10:30 AM Local Time
This proxy is solicited by the Board of Directors
The undersigned stockholder(s), revoking any proxy previously given, hereby constitute(s) and appoint(s) Scott D. Stowell, Jeff J. McCall and John P. Babel, or each of them, as his, her or its true and lawful agents and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of STANDARD PACIFIC CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of the Company to be held at Standard Pacific Corp., 15360 Barranca Parkway, Irvine CA 92618 on Monday,              2015 at 10:30 am local time, and at any adjournment or postponement thereof, on all matters coming before such meeting.
If a box is checked, your shares shall be voted in accordance with your instructions. If you fail to mark one of the boxes for a proposal, this proxy will be voted FOR proposals 1 through 9, and in the discretion of the proxy holders on all other business that properly comes before the meeting or any postponement or adjournment thereof.
Continued and to be signed on reverse side
0000254334_2 R1.0.0.51160